                                 POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the each of the undersigned, being a duly elected Trustee and/or Officer of The GCG Trust (the "Trust"), individually constitutes and appoints Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign on behalf of the Trust registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection there with, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



Trustees:

J. Michael Earley               /s/J. Michael Earley          August 25, 1997
                                ------------------------
R. Barbara Gitenstein           /s/R. Barbara Gitenstein      August 25, 1997
                                ------------------------
Robert A. Grayson               /s/Robert A. Grayson          August 26, 1997
                                ------------------------
Stanley B. Seidler              /s/Stanley B. Seidler         August 26, 1997
                                ------------------------
Roger B. Vincent                /s/Roger B. Vincent           August 19, 1997
                                ------------------------

                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being a duly elected Trustee and/or Officer of The GCG Trust (the "Trust"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the Trust's registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                       TITLE                   DATE


/s/ Barnett Chernow             Vice-President          February 24, 1999
----------------------              Trustee
Barnett Chernow


/s/ Myles R. Tashman            Secretary               February 24, 1999
----------------------
Myles R. Tashman


/s/ Elizabeth J. Newell         Trustee                 February 24, 1999
---------------------
Elizabeth J. Newell